Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 1, 2021, WideOpenWest, Inc. (the “Company” or “WOW”) completed the previously announced sale of the Company’s Cleveland and Columbus, Ohio markets (the “Closing”), pursuant to an Asset Purchase Agreement by and between the Company, WideOpenWest Ohio LLC, a Delaware limited liability company, WideOpenWest Cleveland LLC, a Delaware limited liability company, Atlantic Broadband (OH), LLC, (“Atlantic”), a U.S. cable operator and subsidiary of Cogeco Communications, Inc. and Atlantic Broadband Finance, LLC, a Delaware limited liability company (the “Atlantic Purchase Agreement” or the “Atlantic Transaction”), whereby Atlantic acquired the Company’s Cleveland and Columbus, Ohio markets for approximately $1.125 billion, subject to adjustments, including customary working capital adjustments, as specified in the Atlantic Purchase Agreement.

Additionally, on June 30, 2021, WOW entered into an Asset Purchase Agreement with Radiate HoldCo, LLC, a telecommunications holding company affiliated with RCN Telecom Services LLC, Grande Communications Networks, LLC and WaveDivision Holdings, LLC (collectively, “Astound Broadband”) (the “Astound Purchase Agreement”), whereby Radiate HoldCo, LLC agreed to acquire the Company’s Chicago, Illinois, Evansville, Indiana and Baltimore, Maryland markets for approximately $661 million, subject to adjustments, including customary working capital adjustments, as specified in the Astound Purchase Agreement. This transaction is separate from the Atlantic Purchase Agreement and is expected to close in the fourth quarter of 2021.

The unaudited pro forma condensed consolidated financial statements presented below have been derived from WOW’s historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the WOW business, this pro forma information gives effect to the Atlantic Transaction and presents the Chicago, Illinois; Evansville, Indiana and Baltimore, Maryland markets on a discontinued operations basis in accordance with ASC 205, Presentation of Financial Statements (“ASC 205”).

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. Regulation S-X Article 11 requires that pro forma financial information include the following pro forma adjustments to the historical financial information of the registrant:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.
•	Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity. There are no autonomous entity adjustments included in the unaudited pro forma condensed consolidated financial statements.

The transaction accounting adjustments to reflect the Atlantic Transaction include, but are not limited to:

•	the separation of the operations, assets and liabilities of the Columbus and Cleveland, Ohio markets from WOW and the transfer of those assets and liabilities to Atlantic;
•	the impact of, and transactions contemplated by the Transition Services Agreement (“TSA”), and
•	the effect of WOW’s anticipated capital structure after the Closing, including the repayment of approximately $1.0 billion of debt with the proceeds from the Atlantic Transaction.

The transaction accounting adjustments are based on available information and assumptions that WOW’s management believes are reasonable. However, such adjustments are estimates and actual experience may differ from expectations. Additionally, Regulation S-X Article 11 permits registrants to reflect in the notes to the pro forma financial information forward-looking information that depicts the synergies and dis-synergies identified by management in determining to consummate or integrate the transaction for which pro forma effect is being given. Such adjustments have not been reflected in the notes to the unaudited pro forma condensed consolidated financial statements because WOW’s management does not believe these adjustments would enhance an understanding of the pro forma effects of the Atlantic Transaction.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2021 and the fiscal years ended December 31, 2020, 2019 and 2018 have been prepared as though the Closing occurred on January 1, 2018. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 have been prepared as though the Closing occurred on June 30, 2021.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, do not reflect what WOW’s financial position and results of operations would have been had the Closing occurred on the dates indicated, are not necessarily indicative of WOW’s future financial position and future results of operations and do not reflect all actions that may be taken by WOW after the Closing.

For example, the unaudited pro forma condensed consolidated statements of operations do not reflect an adjustment for overhead costs WOW expects to decrease as a result of the disposition of these markets and to operate the continuing business following the Closing. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with WOW’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021, and quarterly reports on Form 10-Q for the periods ending March 31, 2021 and June 30, 2021, filed on May 4, 2021 and August 5, 2021, respectively. The unaudited pro forma condensed consolidated financial statements constitute forward-looking information, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2021

	WOW	Pro Forma			WOW
	Historical	Adjustments		Notes	Pro Forma

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$23.3	$			$23.3
Accounts receivable—trade, net	38.3				38.3
Accounts receivable—other	2.4				2.4
Prepaid expenses and other	35.1				35.1
Current assets held for sale	29.9		(18.0)	A	11.9
Total current assets	129.0		(18.0)		111.0
Right-of-use lease assets—operating	20.3				20.3
Property, plant and equipment, net	718.6				718.6
Franchise operating rights	620.1				620.1
Goodwill	225.1				225.1
Intangible assets subject to amortization, net	1.8				1.8
Other non-current assets	42.3				42.3
Non-current assets held for sale	730.1		(398.7)	A	331.4
Total assets	2,487.3		(416.7)		2,070.6
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable—trade	$29.8	$			$29.8
Accrued interest	3.8				3.8
Current portion of long-term lease liability—operating	6.0				6.0
Accrued liabilities and other	70.7				70.7
Current portion of long-term debt and finance lease obligations	70.9		(2.8)	B	68.1
Current portion of unearned service revenue	30.0				30.0
Current liabilities held for sale	46.9		(27.7)	A	19.2
Total current liabilities	258.1		(30.5)		227.6
Long-term debt and finance lease obligations—less current portion	2,176.8		(1,015.0)	B	1,161.8
Long-term lease liability—operating	16.3				16.3
Deferred income taxes, net	205.0		114.4	F	319.4
Other non-current liabilities	12.9				12.9
Non-current liabilities held for sale	2.4		(0.9)	A	1.5
Total liabilities	2,671.5		(932.0)		1,739.5
Commitments and contingencies
Total stockholders’ deficit	$(184.2)		$515.3	C	$331.1
Total liabilities and stockholders’ deficit	2,487.3		(416.7)		2,070.6

Refer to accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Six months ended June 30, 2021

	WOW	Pro Forma		WOW
	Historical	Adjustments	Notes	Pro Forma

	(in millions)
Revenue	$363.4	$		$363.4
Costs and expenses:
Operating (excluding depreciation and amortization)	193.5	(2.2)	D	191.3
Selling, general and administrative	88.0			88.0
Depreciation and amortization	83.7			83.7
	365.2	(2.2)		363.0
(Loss) income from operations	(1.8)	2.2		0.4
Other income (expense):
Interest (expense) income	(60.2)	21.6	B	(38.6)
Loss on sale of assets, net	(0.1)			(0.1)
Other income, net	0.6	9.8	E	10.4
(Loss) income before provision for income taxes	(61.5)	33.6		(27.9)
Income tax benefit (expense)	16.3	(8.0)	F	8.3
(Loss) income from continuting operations	$(45.2)	$25.6		$(19.6)

Basic and diluted loss per share
Basic	$(0.55)			$(0.24)
Diluted	$(0.55)			$(0.24)

Weighted-average common shares outstanding
Basic	82,433,311			82,433,311
Diluted	82,433,311			82,433,311

Refer to accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Year ended December 31, 2020

		WOW
	WOW Historical	Pro Forma and Discontinued Operations (1)	WOW Continuing	Pro Forma Adjustments		Notes	WOW Pro Forma

	(in millions)
Revenue	$1,148.4	$418.2	$730.2	$			$730.2
Costs and expenses:
Operating (excluding depreciation and amortization)	570.2	165.0	405.2		(4.5)	D	400.7
Selling, general and administrative	182.5	12.3	170.2				170.2
Depreciation and amortization	230.6	79.6	151.0				151.0
Impairment losses on intangibles and goodwill	14.0	-	14.0				14.0
	997.3	256.9	740.4		(4.5)		735.9
Income (loss) from operations	151.1	161.3	(10.2)		4.5		(5.7)
Other income (expense):
Interest (expense) income	(130.7)	(0.7)	(130.0)		53.7	B	(76.3)
Other income, net	1.8	0.5	1.3		19.6	E	20.9
(Loss) income before provision for income taxes	22.2	161.1	(138.9)		77.8		(61.1)
Income tax (expense) benefit	(7.8)	(38.4)	30.6		(18.6)	F	12.0
Net income (loss)	$14.4	$122.7	$(108.3)		$59.2		$(49.1)

Basic and diluted earnings (loss) per share
Basic	$0.18		$(1.33)				$(0.60)
Diluted	$0.17		$(1.33)				$(0.60)

Weighted-average common shares outstanding
Basic	81,561,707		81,561,707				81,561,707
Diluted	82,814,810		81,561,707				81,561,707

(1) This column includes the discontinued operations of the markets to be sold under the Astound Purchase Agreement and the pro forma effect of the Atlantic Purchase Agreement. The breakout below presents only income from operations and excludes the line items necessary to calculate net income (loss), as management believes interest expense and income tax expense are not reflective of what stand-alone interest or income tax expense would have been for the markets presented and are therefore immaterial to an investor's understanding of the operations. The breakout is as follows:

	Atlantic	Astound	Total

	(in millions)
Revenue	$241.5	$176.7	$418.2

Operating (excluding depreciation and amortization)	93.6	71.4	165.0
Selling, general and administrative	6.6	5.7	12.3
Depreciation and amortization	44.9	34.7	79.6
Impairment losses on intangibles and goodwill	-	-	-
	145.1	111.8	256.9

Income from operations	$96.4	$64.9	$161.3

Refer to accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Year ended December 31, 2019

	WOW	Pro Forma	WOW
	Historical	Adjustments (1)	Pro Forma
	(in millions)
Revenue	$1,145.8	$418.8	$727.0
Costs and expenses:
Operating (excluding depreciation and amortization)	575.8	178.4	397.4
Selling, general and administrative	172.3	13.0	159.3
Depreciation and amortization	206.2	72.8	133.4
Impairment losses on intangibles and goodwill	9.7	-	9.7
Loss on sale of operating assets, net	5.4	-	5.4
	969.4	264.2	705.2
Income from operations	176.4	154.6	21.8
Other income (expense):
Interest (expense) income	(142.1)	(0.2)	(141.9)
Other income, net	3.6	(0.2)	3.8
Income (loss) before provision for income taxes	37.9	154.2	(116.3)
Income tax (expense) benefit	(1.5)	(35.4)	33.9
Net income (loss)	$36.4	118.8	$(82.4)

Basic and diluted earnings (loss) per share
Basic	$0.45		$(1.02)
Diluted	$0.45		$(1.02)

Weighted-average common shares outstanding
Basic	80,713,926		80,713,926
Diluted	81,189,162		80,713,926

(1) This column includes the markets to be sold under the Atlantic Purchase Agreement and the Astound Purchase Agreement. The breakout below presents only income from operations and excludes the line items necessary to calculate net income (loss), as management believes interest expense and income tax expense are not reflective of what stand-alone interest or income tax expense would have been for the markets presented and are therefore immaterial to an investor's understanding of the operations. The breakout is as follows:

	Atlantic	Astound	Total
	(in millions)
Revenue	$237.2	$181.6	$418.8

Operating (excluding depreciation and amortization)	99.1	79.3	178.4
Selling, general and administrative	6.6	6.4	13.0
Depreciation and amortization	39.5	33.3	72.8
Impairment losses on intangibles and goodwill	-	-	-
Loss on sale of operating assets, net	-	-	-
	145.2	119.0	264.2

Income from operations	$92.0	$62.6	$154.6

Refer to accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Year ended December 31, 2018

	WOW	Pro Forma	WOW
	Historical	Adjustments (1)	Pro Forma
	(in millions)
Revenue	$1,153.8	$419.1	$734.7
Costs and expenses:
Operating (excluding depreciation and amortization)	617.9	185.3	432.6
Selling, general and administrative	155.2	14.4	140.8
Depreciation and amortization	186.9	67.6	119.3
Impairment losses on intangibles and goodwill	216.3	-	216.3
Gain on sale of operating assets, net	(0.9)	-	(0.9)
	1,175.4	267.3	908.1
(Loss) income from operations	(21.6)	151.8	(173.4)
Other income (expense):
Interest (expense) income	(132.5)	-	(132.5)
Other income, net	1.7	-	1.7
(Loss) income before provision for income taxes	(152.4)	151.8	(304.2)
Income tax benefit (expense)	65.1	(35.7)	100.8
Net (loss) income	$(87.3)	116.1	$(203.4)

Basic and diluted loss per share
Basic	$(1.07)		$(2.49)
Diluted	$(1.07)		$(2.49)

Weighted-average common shares outstanding
Basic	81,808,425		81,808,425
Diluted	81,808,425		81,808,425

(1) This column includes the markets to be sold under the Atlantic Purchase Agreement and the Astound Purchase Agreement. The breakout below presents only income from operations and excludes the line items necessary to calculate net income (loss), as management believes interest expense and income tax expense are not reflective of what stand-alone interest or income tax expense would have been for the markets presented and are therefore immaterial to an investor's understanding of the operations. The breakout is as follows:

	Atlantic	Astound	Total
	(in millions)
Revenue	$233.4	$185.7	$419.1

Operating (excluding depreciation and amortization)	100.7	84.6	185.3
Selling, general and administrative	7.4	7.0	14.4
Depreciation and amortization	33.7	33.9	67.6
Impairment losses on intangibles and goodwill	-	-	-
Gain on sale of operating assets, net	-	-	-
	141.8	125.5	267.3

Income from operations	$91.6	$60.2	$151.8

Refer to accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

A.	Reflects the disposition of the operations, assets and liabilities of the Columbus and Cleveland, Ohio markets as a result of the closing of the Atlantic Purchase Agreement.

B.	WOW currently estimates it will utilize approximately $1.0 billion of cash proceeds transferred from the sale of the Columbus and Cleveland, Ohio markets to repay a portion of WOW’s Term B loans and finance lease agreements. Accordingly, an adjustment is included for $21.6 million and $53.7 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, for interest expense related to the debt. The actual amount of proceeds used to repay WOW debt may materially differ.

C.	The pro forma gain on disposal is based on Columbus and Cleveland, Ohio’s historical balance sheet information as of June 30, 2021. The actual gain on disposal will be based on Columbus and Cleveland, Ohio’s historical balance sheet information as of the Closing and may differ significantly. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.

D.	Reflects the estimated expenses to be passed through to the buyer for services provided to customers in markets sold under the Atlantic Purchase Agreement.

E.

Reflects the estimated income to be earned by WOW under the TSA, pursuant to which WOW will provide certain transition services to Atlantic. The services provided under the TSA will run for the periods of time set forth in the schedules to the TSA, up to 12 months following the closing with two 6 month renewal periods. The services to be provided under the TSA relate primarily to information technology, network, sales and business support services and may vary significantly from current estimates.

F.	Reflects the estimated tax effects of the pro forma adjustments to pre-tax book income at the applicable statutory income tax rates in the respective jurisdictions except in jurisdictions for which there was a valuation allowance in the historical period. In these instances, a zero rate was utilized. Income tax related adjustments represent current estimates on a discontinued operations basis which could materially change as WOW finalizes its discontinued operations accounting to be reported in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K to be filed following the Closing.